The Simply Good Foods Announces Response to SEC Guidance Applicable to Warrants Issued by Special Purpose Acquisition Companies ("SPACs")

Denver, CO, May 14, 2021 - The Simply Good Foods Company (Nasdaq:SMPL) (“Simply Good Foods” or the “Company”), a developer, marketer and seller of branded nutritional foods and snacking products, today announced in a Current Report on Form 8-K, that as a result of recently issued guidance provided by the staff of the Securities and Exchange Commission on April 12, 2021 for all SPAC-related companies regarding the classification of their warrants for accounting and reporting purposes (the “Statement”), it will restate its previously issued audited consolidated financial statements for the fiscal years ended August 29, 2020, August 31, 2019 and August 25, 2018 and unaudited condensed consolidated financial statements for the fiscal quarters ended November 28, 2020 and February 27, 2021.

The restatement pertains to the accounting treatment for public warrants and private placement warrants that were outstanding at the time of the Simply Good Foods’ business combination with Conyers Park Acquisition Corp. on July 7, 2017. Consistent with market practice among SPACs, Simply Good Foods had been accounting for the warrants as equity under a fixed accounting model. However, consistent with the SEC’s recently issued Statement, Simply Good Foods intends to restate historical financial statements such that the warrants are accounted for as liabilities and marked-to-market each reporting period (the “restatement”). In general, under the mark-to-market accounting model, as the stock price of Simply Good Foods’ common stock increases, the warrant liability increases, and Simply Good Foods recognizes additional non-operating, non-cash expense in its income statement – with the opposite when the stock price of its common stock declines.

As a result of the restatement and the increase in the stock price of its Common Stock over the applicable period, Simply Good Foods expects to recognize an incremental liability on its balance sheet of $110 million to $130 million for the fiscal quarter ended February 27, 2021. Simply Good Foods expects the restatement will not affect its historically reported cash and cash equivalents, or cash flows from operating, investing or financing activities, and will not affect its previously communicated non-GAAP operating metrics for fiscal year 2020 or any periods in fiscal 2021, including Adjusted EBITDA. These estimates are subject to change as management completes the restatement, and Simply Good Foods’ independent registered public accounting firms have not audited or reviewed these estimates or ranges. As a result, the expected financial effect described above is preliminary and subject to change.

Finally, as of today, Simply Good Foods has approximately 6.7 million private placement warrants outstanding, which represents approximately one-third of the warrants originally issued, as all public warrants and forward purchase warrants have since been exercised or redeemed.

About The Simply Good Foods Company

The Simply Good Foods Company (Nasdaq: SMPL), headquartered in Denver, Colorado, is a highly-focused food company with a product portfolio consisting primarily of nutrition bars, ready-to-drink shakes, sweet and salty snacks and confectionery products marketed under the Atkins®, Quest®, and Atkins Endulge® brand names. Simply Good Foods is poised to expand its wellness platform through innovation and organic growth along with investment opportunities in the snacking space and broader food category. Simply Good Foods aims to lead the nutritious snacking movement with trusted brands that offer a variety of convenient, innovative, great-tasting, better-for-you snacks and meal replacements. For more information, please refer to http://www.thesimplygoodfoodscompany.com.

Forward Looking Statements

Certain statements made herein are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “intends” or other similar words, phrases or expressions. These forward-looking statements include the timing of and the expected changes that will be reflected in our amended filings as a result of the restatement and also include the expected effects from the COVID-19 outbreak, statements regarding the integration of Quest, future plans for the Company, the estimated or anticipated future results and benefits of the Company’s future plans and operations, future capital structure, future opportunities for the Company, and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties and the Company’s business and actual results may differ materially. These risks and uncertainties include, but are not limited to the effect of the COVID-19 outbreak on the Company's business, suppliers (including its contract manufacturing and logistics suppliers), customers, consumers and employees along with disruptions or inefficiencies in the supply chain resulting from any effects of the COVID-19 outbreak; achieving the anticipated benefits of the Quest acquisition; difficulties and delays in achieving the synergies and cost savings in connection with the Quest acquisition; changes in the business environment in which the Company operates including general financial, economic, capital market, regulatory and political conditions affecting the Company and the industry in which the Company operates; changes in consumer preferences and purchasing habits; the Company’s ability to maintain adequate product inventory levels to timely supply customer orders; changes in taxes, tariffs, duties, governmental laws and regulations; the availability of or competition for other brands, assets or other opportunities for investment by the Company or to expand the Company’s business; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of the Company’s or Quest’s management team; and other risk factors described from time to time in the Company’s Form 10-K, Form 10- Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Investor Contact
Mark Pogharian
Vice President, Investor Relations, Treasury and Business Development
The Simply Good Foods Company
(720) 768-2681
mpogharian@simplygoodfoodsco.com

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